EXHIBIT 23
Consent of Independent Registered Public Accounting Firm
The Board of Directors
Scott’s Liquid Gold-Inc.:
We consent to the incorporation by reference in the registration statements (Nos. 033-63254, 333-48213, 333-67141, 333-51710, and 333-126028) on Form S-8 of Scott’s Liquid Gold-Inc. and subsidiaries of our report dated March 10, 2008, with respect to the financial statements of Scott’s Liquid Gold-Inc. and subsidiaries, which report appears in the December 31, 2007, annual report on Form 10-KSB of Scott’s Liquid Gold-Inc. and subsidiaries.
/s/ Ehrhardt Keefe Steiner & Hottman PC
Denver, Colorado
March 10, 2008